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                                                                    EXHIBIT 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS


         We have issued our report dated January 29, 2003, accompanying the December 31, 2002 consolidated financial statements of Intevac, Inc., contained in the Registration Statement and Prospectus, and also contained in the 2002 Annual Report on Form 10-K incorporated by reference in the Registration Statement and Prospectus. We consent to the use of the aforementioned report in the Registration Statement and Prospectus, the incorporation by reference of the aforementioned report in the Registration Statement and Prospectus and to the use of our name as it appears under the caption "Experts".

/s/ Grant Thornton LLP
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San Jose, California
February 3, 2004